Colfax Reports Third Quarter 2020 Results

•Reported $0.12 EPS from continuing operations and achieved $0.41 of adjusted EPS
•Improved sales momentum with Medical Technology segment achieving 2% reported growth, and 1% organic growth
•Fabrication Technology segment 21% decremental margin contributed to solid Company profit and cash flow performance
•Signed definitive agreement to acquire extremity product lines with annual revenue of $20 million

ANNAPOLIS JUNCTION, MD, October 29, 2020 (GLOBE NEWSWIRE) -- Colfax Corporation (NYSE: CFX), a leading diversified technology company, today announced its financial results for the third quarter of 2020.

The Company reported net income from continuing operations of $16.0 million, or $0.12 per share, in the quarter, compared to $0.02 in the prior year quarter. On an adjusted basis, the Company reported earnings of $0.41 per diluted share, compared to $0.50 in the third quarter of 2019. Adjustments to reported earnings are included in this release.

Colfax reported third quarter net sales of $806 million, 30% sequentially higher than second quarter 2020 net sales. Compared to the prior year quarter, sales declined 5% due to the current year impact on demand from COVID-19. Excluding the impact from currency translation adjustments, organic sales decreased 3% year-over-year. The Company also reported third quarter adjusted EBITA of $108 million, or 13.4% of sales, as compared with $126 million, or 14.9% of sales, in the prior year quarter. During the quarter, the Company generated operating cash flow of $80 million and free cash flow of $49 million.

“We are pleased to report significantly stronger sequential results across both of our segments,” said Matt Trerotola, Colfax President and CEO. “Customer demand has returned to healthier levels and our teams are accelerating our recovery momentum. MedTech’s rapid return to growth and FabTech’s strong decrementals contributed to solid earnings and cash flow this quarter, and we expect further sequential improvement in the fourth quarter. We are confident that our transformed portfolio, proven business management system, and innovation path will compound value through sales, profit and cash flow expansion.”

The Company also announced the signing of an agreement to acquire certain extremity product lines from Stryker Corporation for cash consideration of $15 million. Sales are expected to be approximately $20 million in the first full year following the close of the transaction, which is expected to occur in the fourth quarter of 2020, subject to customary closing conditions.

“Our strategic growth program is active, and this acquisition is a great example of one of the many exciting opportunities we have in our pipeline to expand and strengthen our existing businesses,” said Mr. Trerotola. “By acquiring these core technologies, we will broaden our successful Reconstructive product line and gain entry into the adjacent high-growth foot and ankle market.”

Colfax’s Fabrication Technology segment sales decreased 9% in the quarter on a reported basis and decreased 6% organically versus the prior year period, and reported adjusted EBITA margins of 14.7%, compared to 15.2% in the prior year. Medical Technology segment sales increased 2% in the quarter on a reported basis and 1% organically versus the prior year period, including a 2% benefit from nonrecurring sales of personal protective equipment. The segment also reported adjusted EBITA margins of 15.9%, compared to 18.5% in the prior year. Medical Technology segment adjusted EBITA margins included higher supply chain costs related to COVID-19.

The Company expects continued sequential improvement in the fourth quarter of 2020, with adjusted earnings from continuing operations of $0.45 to $0.50 per diluted share.

Conference Call and Webcast

The Company will hold a conference call to discuss these results beginning at 8:00 a.m. Eastern today, which will be open to the public by calling +1-877-303-7908 (U.S. callers) and +1-678-373-0875 (International callers) and referencing the conference ID number 1045229 and through webcast via Colfax’s website www.colfaxcorp.com under the “Investors” section. Access to a supplemental slide presentation can also be found at the Colfax website under the same heading. Both the audio of this call and the slide presentation will be archived on the website later today and will be available until the next quarterly call.

About Colfax Corporation

Colfax Corporation is a leading diversified technology company that provides orthopedic and fabrication technology products and services to customers around the world, principally under the DJO and ESAB brands. Colfax believes that its brands are among the most highly recognized in each of the markets that it serves. The Company uses its Colfax Business System (“CBS”), a comprehensive set of tools, processes and values, to create superior value for customers, shareholders and associates. Colfax’s common stock is traded on the NYSE under the ticker “CFX.”

Non-GAAP Financial Measures and Other Adjustments

Colfax has provided in this press release financial information that has not been prepared in accordance with accounting principles generally accepted in the United States of America (“non-GAAP”). These non-GAAP financial measures may include one or more of the following: adjusted net income from continuing operations, adjusted net income margin from continuing operations, adjusted net income per diluted share from continuing operations, adjusted EBITA (earnings before interest, taxes and amortization), adjusted EBITA margin, organic sales growth, and free cash flow. Colfax also provides adjusted EBITA and adjusted EBITA margin on a segment basis.

Adjusted net income from continuing operations represents net income (loss) from continuing operations excluding restructuring and other related charges, European Union Medical Device Regulation (“MDR”) and other costs, debt extinguishment charges, acquisition-related amortization and other non-cash charges, and strategic transaction costs. Colfax also presents adjusted net income margin from continuing operations, which is subject to the same adjustments as adjusted net income from continuing operations.

Adjusted net income per diluted share from continuing operations represents adjusted income from continuing operations divided by the number of adjusted diluted weighted average shares. Both GAAP and non-GAAP diluted net income per share data is computed based on weighted average shares outstanding and, if there is net income from continuing operations (rather than net loss) during the period, the dilutive impact of share equivalents outstanding during the period. Diluted weighted average shares outstanding and adjusted diluted weighted average shares outstanding are calculated on the same basis except for the net income or loss figure used in determining whether to include such dilutive impact.

Adjusted EBITA represents net income (loss) from continuing operations excluding restructuring and other related charges, MDR and other costs, acquisition-related amortization and other non-cash charges, and strategic transaction costs, as well as income tax expense(benefit) and interest expense, net. Colfax presents adjusted EBITA margin, which is subject to the same adjustments as adjusted EBITA. Further, Colfax presents adjusted EBITA (and adjusted EBITA margin) on a segment basis, where we exclude the impact of strategic transaction costs and acquisition-related amortization and other non-cash charges from segment operating income.

Core or organic sales growth (decline) excludes the impact of acquisitions and foreign exchange rate fluctuations.

Free cash flow represents cash flow from operating activities less purchases of property, plant and equipment.

Decremental margin represents the change in Adjusted EBITA divided by the change in Net sales.

These non-GAAP financial measures assist Colfax management in comparing its operating performance over time because certain items may obscure underlying business trends and make comparisons of long-term performance difficult, as they are of a nature and/or size that occur with inconsistent frequency or relate to discrete restructuring plans that are fundamentally different from the ongoing productivity improvements of the Company. Colfax management also believes that presenting these measures allows investors to view its performance using the same measures that the Company uses in evaluating its financial and business performance and trends.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of non-GAAP financial measures presented above to GAAP results has been provided in the financial tables included in this press release.

In this document, Colfax presents forward-looking adjusted EPS guidance. Colfax does not provide such outlook on a GAAP basis because changes in the items that Colfax excludes from GAAP to calculate the adjusted EPS measures can be dependent on future events that are less capable of being controlled or reliably predicted by management and are not part of Colfax’s routine operating activities. Additionally, management does not forecast many of the excluded items for internal use and therefore cannot create or rely on outlook done on a GAAP basis.

CAUTIONARY NOTE CONCERNING FORWARD LOOKING STATEMENTS

This press release may contain forward-looking statements, including forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning Colfax’s plans, objectives, expectations and intentions and other statements that are not historical or current fact. Forward-looking statements are based on Colfax’s current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Factors that could cause Colfax’s results to differ materially from current expectations include, but are not limited to, risks related to the impact of the COVID-19 global pandemic, including actions by governments, businesses and individuals in response to the situation, such as the scope and duration of the outbreak, the nature and effectiveness of government actions and restrictive measures implemented in response, material delays and cancellations of medical procedures, supply chain disruptions, the impact on creditworthiness and financial viability of customers, and other impacts on Colfax’s business and ability to execute business continuity plans, and the other factors detailed in Colfax’s reports filed with the U.S. Securities and Exchange Commission (SEC), including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q under the caption “Risk Factors,” as well as the other risks discussed in Colfax’s filings with the SEC. In addition, these statements are based on assumptions that are subject to change. This press release speaks only as of the date hereof. Colfax disclaims any duty to update the information herein.

The term “Colfax” in reference to the activities described in this press release may mean one or more of Colfax’s global operating subsidiaries and/or their internal business divisions and does not necessarily indicate activities engaged in by Colfax Corporation.

Contact:

Mike Macek
Vice President, Finance
Colfax Corporation
+1-302-252-9129
investorrelations@colfaxcorp.com

Colfax Corporation
Condensed Consolidated Statements of Operations
Dollars in thousands, except per share data
(Unaudited)

	Three Months Ended		Nine Months Ended
	October 2, 2020	September 27, 2019	October 2, 2020	September 27, 2019

Net sales	$805,931	$846,519	$2,242,647	$2,439,085
Cost of sales	461,811	478,377	1,309,227	1,433,872
Gross profit	344,120	368,142	933,420	1,005,213
Selling, general and administrative expense	278,060	290,500	805,984	846,288
Restructuring and other related charges	4,129	9,781	23,589	47,197
Operating income	61,931	67,861	103,847	111,728
Pension settlement loss	—	33,616	—	33,616
Interest expense, net	25,567	31,828	78,647	86,820
Income (loss) from continuing operations before income taxes	36,364	2,417	25,200	(8,708)
Income tax expense (benefit)	19,528	(1,353)	2,638	6,840
Net income (loss) from continuing operations	16,836	3,770	22,562	(15,548)
Income (loss) from discontinued operations, net of taxes	(2,641)	9,024	(10,906)	(486,265)
Net income (loss)	14,195	12,794	11,656	(501,813)
Less: income attributable to noncontrolling interest, net of taxes	789	2,320	2,243	8,970
Net income (loss) attributable to Colfax Corporation	$13,406	$10,474	$9,413	$(510,783)
Net income (loss) per share - basic & diluted
Continuing operations	$0.12	$0.02	$0.15	$(0.14)
Discontinued operations	$(0.02)	$0.06	$(0.08)	$(3.63)
Consolidated operations	$0.10	$0.08	$0.07	$(3.77)

Colfax Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures
Dollars in millions, except per share data
(Unaudited)

	Three Months Ended		Nine Months Ended
	October 2, 2020	September 27, 2019	October 2, 2020	September 27, 2019
Adjusted Net Income and Adjusted Net Income Per Share
Net income (loss) from continuing operations attributable to Colfax Corporation (1)	$16.0	$2.9	$20.3	$(18.6)
Restructuring and other related charges - pretax (2)	6.3	13.3	28.5	50.7
MDR and other - pretax (3)	2.6	—	4.5	—
Debt extinguishment charges - pretax	—	—	—	0.8
Acquisition-related amortization and other non-cash charges - pretax (4)	36.2	43.7	108.1	124.1
Strategic transaction costs - pretax (5)	0.6	0.9	3.2	56.7
Pension settlement loss - pretax	—	33.6	—	33.6
Tax adjustment (6)	(5.2)	(26.0)	(41.5)	(55.4)
Adjusted net income from continuing operations	$56.6	$68.5	$123.2	$191.9
Adjusted net income margin from continuing operations	7.0%	8.1%	5.5%	7.9%
Weighted-average shares outstanding - diluted (in millions)	138.1	137.1	139.1	136.3

Adjusted net income per share - diluted from continuing operations	$0.41	$0.50	$0.89	$1.41

Net income per share - diluted from continuing operations (GAAP)	$0.12	$0.02	$0.15	$(0.14)
__________
(1) Net income (loss) from continuing operations attributable to Colfax Corporation for the respective periods is calculated using Net income (loss) from continuing operations less the continuing operations component of the income attributable to noncontrolling interest, net of taxes, of $0.8 million and $2.2 million for the three and nine months ended October 2, 2020 and $0.9 million and $3.1 million for the three and nine months ended September 27, 2019, respectively. Net income (loss) from continuing operations attributable to Colfax Corporation for the nine months ended October 2, 2020 includes a $6.8 million discrete tax benefit associated with the filing of timely elected changes to U.S. Federal tax returns to credit rather than to deduct foreign taxes. The discrete benefit has been excluded from the effective tax rates used to calculate adjusted net income and adjusted net income per share.
(2) Includes $2.2 million and $4.9 million of expense classified as Cost of sales on the Company’s Condensed Consolidated Statements of Operations for the three and nine months ended October 2, 2020, respectively, and $3.5 million of expense classified as Cost of sales on our Condensed Consolidated Statements of Operations for the three and nine months ended September 27, 2019
(3) Primarily related to costs specific to compliance with medical device reporting regulations and other requirements of the European Union Medical Device Regulation of 2017.
(4) Includes amortization of acquired intangibles and fair value charges on acquired inventory.
(5) Includes costs incurred for the acquisition of DJO.
(6) The effective tax rates used to calculate adjusted net income and adjusted net income per share were 30.1% and 26.0% for the three and nine months ended October 2, 2020 and 26.2% and 24.2% for the three and nine months ended September 27, 2019, respectively.

Colfax Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures
Dollars in millions
(Unaudited)

	Three Months Ended		Nine Months Ended
	October 2, 2020	September 27, 2019	October 2, 2020	September 27, 2019
	(Dollars in millions)
Net income (loss) from continuing operations (GAAP)	$16.8	$3.8	$22.6	$(15.5)
Income tax expense (benefit)	19.5	(1.4)	2.6	6.8
Interest expense, net(1)	25.6	31.8	78.6	86.8
Pension settlement loss	—	33.6	—	33.6
Restructuring and other related charges(2)	6.3	13.3	28.5	50.7
MDR and other(3)	2.6	—	4.5	—
Strategic transaction costs(4)	0.6	0.9	3.2	56.7
Acquisition-related amortization and other non-cash charges(5)	36.2	43.7	108.1	124.1
Adjusted EBITA (non-GAAP)	$107.7	$125.8	$248.2	$343.2
Net income (loss) margin from continuing operations (GAAP)	2.1%	0.4%	1.0%	(0.6)%
Adjusted EBITA margin (non-GAAP)	13.4%	14.9%	11.1%	14.1%

__________
(1) The nine months ended September 27, 2019 includes $0.8 million of debt extinguishment charges in the first quarter of 2019.
(2) Restructuring and other related charges includes $2.2 million and $4.9 million of expense classified as Cost of sales on the Company’s Condensed Consolidated Statements of Operations for the three and nine months ended October 2, 2020, respectively, and $3.5 million of expense classified as Cost of sales on the Company’s Condensed Consolidated Statements of Operations for the three and nine months ended September 27, 2019.
(3) Primarily related to costs specific to compliance with medical device reporting regulations and other requirements of the European Union Medical Device Regulation of 2017.
(4) Includes costs incurred for the acquisition of DJO.
(5) Includes amortization of acquired intangibles and fair value charges on acquired inventory.

Colfax Corporation
Reconciliation of GAAP to non-GAAP Financial Measures
Change in Sales
Dollars in millions
(Unaudited)

	Net Sales
	Fabrication Technology		Medical Technology		Total Colfax
	$	%	$	%	$	%

For the three months ended September 27, 2019	$539.2		$307.3		$846.5
Components of Change:
Existing businesses(1)	(31.6)	(5.9)%	4.2	1.4%	(27.4)	(3.2)%
Acquisitions(2)	—	—%	—	—%	—	—%
Foreign currency translation(3)	(16.1)	(3.0)%	2.9	0.9%	(13.2)	(1.6)%
	(47.7)	(8.9)%	7.1	2.3%	(40.6)	(4.8)%
For the three months ended October 2, 2020	$491.5		$314.4		$805.9
(1) Excludes the impact of foreign exchange rate fluctuations and acquisitions, thus providing a measure of change due to factors such as price, product mix and volume.
(2) Represents the incremental sales from our acquisitions.
(3) Represents the difference between prior year sales valued at the actual prior year foreign exchange rates and prior year sales valued at current year foreign exchange rates.

	Net Sales
	Fabrication Technology		Medical Technology(1)		Total Colfax
	$	%	$	%	$	%

For the nine months ended September 27, 2019	$1,692.3		$915.9		$2,608.2
Components of Change:
Existing businesses(2)	(189.4)	(11.2)%	(102.3)	(11.2)%	(291.7)	(11.2)%
Acquisitions(3)	—	—%	—	—%	—	—%
Foreign currency translation(4)	(71.5)	(4.2)%	(2.4)	(0.3)%	(73.9)	(2.8)%
	(260.9)	(15.4)%	(104.7)	(11.5)%	(365.6)	(14.0)%
For the nine months ended October 2, 2020	$1,431.4		$811.2		$2,242.6
(1) Medical Technology prior year Net sales and components of change are based on or derived from Management’s internal reports. On the Company’s form 10-Q for the third quarter of 2020, Medical Technology prior year Net sales include only sales subsequent to February 22, 2019, the date of the DJO acquisition, and sales prior to February 22, 2020 are included in the Acquisitions line item of the change in sales reconciliation.
(2) Excludes the impact of foreign exchange rate fluctuations and acquisitions, thus providing a measure of change due to factors such as price, product mix and volume.
(3) Represents the incremental sales from our acquisitions.
(4) Represents the difference between prior year sales valued at the actual prior year foreign exchange rates and prior year sales valued at current year foreign exchange rates.

Colfax Corporation
Condensed Consolidated Balance Sheets
Dollars in thousands, except share amounts
(Unaudited)

	October 2, 2020	December 31, 2019
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$66,423	$109,632
Trade receivables, less allowance for credit losses of $34,975 and $32,634	498,357	561,865
Inventories, net	536,052	571,558
Other current assets	186,680	161,190
Total current assets	1,287,512	1,404,245
Property, plant and equipment, net	463,775	491,241
Goodwill	3,245,042	3,202,517
Intangible assets, net	1,635,706	1,719,019
Lease asset - right of use	170,580	173,320
Other assets	351,619	396,490
Total assets	$7,154,234	$7,386,832

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt	$26,954	$27,642
Accounts payable	306,314	359,782
Accrued liabilities	451,265	469,890
Total current liabilities	784,533	857,314
Long-term debt, less current portion	2,191,725	2,284,184
Non-current lease liability	130,947	136,399
Other liabilities	589,560	619,307
Total liabilities	3,696,765	3,897,204
Equity:
Common stock, $0.001 par value; 400,000,000 shares authorized; 118,457,179 and 118,059,082 issued and outstanding as of October 2, 2020 and December 31, 2019, respectively	118	118
Additional paid-in capital	3,470,169	3,445,597
Retained earnings	484,155	479,560
Accumulated other comprehensive loss	(541,996)	(483,845)
Total Colfax Corporation equity	3,412,446	3,441,430
Noncontrolling interest	45,023	48,198
Total equity	3,457,469	3,489,628
Total liabilities and equity	$7,154,234	$7,386,832

Colfax Corporation
Condensed Consolidated Statements of Cash Flows
Dollars in thousands
(Unaudited)

	Nine Months Ended
	October 2, 2020	September 27, 2019
Cash flows from operating activities:
Net income (loss)	$11,656	$(501,813)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Divestiture impairment loss	—	481,000
Depreciation, amortization and other impairment charges	181,114	190,577
Stock-based compensation expense	21,642	17,005
Non-cash interest expense	4,253	5,674
Deferred income tax benefit	(30,946)	(18,673)
(Gain) loss on sale of property, plant and equipment	523	(140)
Pension settlement loss	—	77,390
Changes in operating assets and liabilities:
Trade receivables, net	44,592	29,071
Inventories, net	28,556	(54,256)
Accounts payable	(42,869)	(98,920)
Income taxes	(9,722)	(39,909)
Other operating assets and liabilities	(35,666)	(21,257)
Net cash provided by operating activities	173,133	65,749
Cash flows from investing activities:
Purchases of property, plant and equipment	(81,583)	(100,383)
Proceeds from sale of property, plant and equipment	4,929	7,474
Acquisitions, net of cash received	(7,477)	(3,136,777)
Net cash used in investing activities	(84,131)	(3,229,686)
Cash flows from financing activities:
Proceeds from borrowings on term credit facility	—	2,725,000
Payments under term credit facility	(40,000)	(533,437)
Proceeds from borrowings on revolving credit facilities and other	794,678	1,780,085
Repayments of borrowings on revolving credit facilities and other	(866,215)	(1,136,186)
Payment of debt issuance costs	(4,560)	(24,402)
Proceeds from prepaid stock purchase contracts	—	377,814
Proceeds from issuance of common stock, net	2,930	4,787
Payment for noncontrolling interest share repurchase	—	(93,087)
Deferred consideration payments and other	(12,411)	(9,680)
Net cash provided by (used in) financing activities	(125,578)	3,090,894
Effect of foreign exchange rates on Cash and cash equivalents	(6,633)	(5,216)
Decrease in Cash and cash equivalents	(43,209)	(78,259)
Cash and cash equivalents, beginning of period	109,632	245,019
Cash and cash equivalents, end of period	$66,423	$166,760